BROWN-FORMAN STOCKHOLDERS ELECT DIRECTORS AND BOARD APPROVES CASH DIVIDEND
July 25, 2024, LOUISVILLE, KY — Brown-Forman Corporation (NYSE: BFA, BFB) stockholders met today at the annual meeting of stockholders and elected the slate of directors recommended by the Board of Directors, as submitted in the company’s 2024 Proxy Statement. The stockholders also ratified the selection of Ernst & Young LLP as Brown-Forman's independent registered public accounting firm for fiscal year 2025.
W. Austin Musselman Jr., a fifth-generation descendant of Brown-Forman founder George Garvin Brown, was elected to the company’s Board of Directors, effective immediately. Mr. Musselman is the owner and manager of Ashbourne Farms, a fourth-generation working farm in La Grange, Kentucky. He is also the managing member of White Oak Investments LLC, a private holding company that developed Haymarket, a retail chain of stores with an emphasis on locally-sourced products. Mr. Musselman also serves on the Board of Directors for The Glenview Trust Company. He was a founding member of the Brown-Forman/Brown Family Shareholders Committee and was a founding board member of the Brown-Forman Foundation.
"Austin has shown commitment as a family shareholder for many years, and I am pleased to see him take a seat on the Brown-Forman Board of Directors," Campbell P. Brown, Chair of the Board, stated. "Not only does he add to our Board's financial and entrepreneurial acumen, but as a family shareholder he brings the long-term perspective that has given our company the resiliency to succeed for more than 150 years."
With his election to the Brown-Forman Board of Directors, Mr. Musselman joins three fifth-generation family members, including Elizabeth M. Brown, Marshall B. Farrer, and Campbell P.

Brown, Chair of the Board. He replaced Stuart R. Brown, who did not stand for re-election after nine years of service.
"On behalf of our Board and the family shareholders, we are grateful to Stuart for his years of service. He has provided a voice of stability and commitment during years of growth and change, balancing winning in the near term and creating value over generations," Brown commented.
Lawson E. Whiting, President and Chief Executive Officer added, “We are appreciative of Stuart for his time, knowledge, and dedication he brought to the Board of Directors, and we look forward to working with Austin as the newest member of the Board.”
In a subsequent meeting, the Board of Directors approved a regular quarterly cash dividend of $0.2178 per share on its Class A and Class B Common Stock. The dividend is payable on October 1, 2024, to stockholders of record on September 3, 2024. Brown-Forman, a member of the prestigious S&P 500 Dividend Aristocrats index, has paid regular quarterly cash dividends for 80 consecutive years and has increased the regular cash dividend for 40 consecutive years.
For more than 150 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel's Tennessee Whiskey, Jack Daniel's Ready-to-Drinks, Jack Daniel's Tennessee Honey, Jack Daniel's Tennessee Fire, Jack Daniel's Tennessee Apple, Gentleman Jack, Jack Daniel's Single Barrel, Woodford Reserve, Old Forester, Coopers’ Craft, The Glendronach, Benriach, Glenglassaugh, Slane, Herradura, el Jimador, New Mix, Korbel, Chambord, Fords Gin, Gin Mare, and Diplomático Rum. Brown-Forman’s brands are supported by approximately 5,700 employees globally and sold in more than 170 countries worldwide. For more information about the company, please visit brown-forman.com. Follow us on LinkedIn, Instagram, and X, formerly Twitter.
# # #

Important Information on Forward-Looking Statements:
This press release contains statements that are “forward-looking statements” as defined under U.S. federal securities laws. These forward-looking statements reflect management’s expectations or projections regarding future events and speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections.

For further information on factors that could cause our actual results to differ materially from our historical experience or from our current expectations or projections, please refer to our public filings, including the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.